Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 27, 2023, with respect to the consolidated financial statements of Lifeway Foods, Inc. included in the Annual Report of Lifeway Foods, Inc. on Form 10-K for the year ended December 31, 2022 which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned report in this Registration Statement.

/s/ GRANT THORNTON LLP

Chicago, Illinois

May 24, 2023